             CONFIRMING ELECTRONIC COPY OF PREVIOUS PAPER FILING

      As filed with the Securities and Exchange Commission on May 26, 1994

                                                      Registration No. 33-79374

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ____________________

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              ____________________

                            GRAPHIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Georgia                                        58-1101633
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                            2155 Monroe Drive, N.E.
                             Atlanta, Georgia 30324
                                 (404) 874-3327

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MARK C. POPE, III
                             Chairman of the Board
                            Graphic Industries, Inc.
                            2155 Monroe Drive, N.E.
                             Atlanta, Georgia 30324
                                 (404) 874-3327
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              ____________________

                          Copies of Communications to:

      G. WILLIAM SPEER, Esq.                       WAYNE N. BRADLEY, Esq.
Powell, Goldstein, Frazer & Murphy                Long, Aldridge & Norman
         Sixteenth Floor                           One Peachtree Center
    191 Peachtree Street, N.E.                          Suite 5300
     Atlanta, Georgia  30303                      Atlanta, Georgia  30308
         (404) 572-6600                               (404) 527-4000

   Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
                              ____________________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                              ____________________

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
 Title of each class of securities       Amount        Proposed maximum       Proposed maximum        Amount of
               to be                     to be        offering price per     aggregate offering     registration
            registered                 registered          share(1)               price(1)             fee(1)
- -------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value         119,337 shares             $8.9375          $1,066,574.40          $367.80
- -------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Common Stock on May 23, 1994 as reported by the Nasdaq National Market System.

                              ____________________

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

  P R O S P E C T U S
  -------------------
                                 119,337 Shares


                            Graphic Industries, Inc.

                                  Common Stock

                              ____________________



     This Prospectus relates to 119,337 shares (the "Shares") of common stock, $.10 par value ("Common Stock"), of Graphic Industries, Inc. (the "Company"). The Shares may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time in transactions in the open market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Shareholders" and "Sale of the Shares."

     The Selling Shareholders acquired 95,470 of the Shares (the "Original Shares") from the Company on April 29, 1994 in connection with the Company's acquisition of a company owned by the Selling Shareholders. The remaining 23,867 Shares (the "Escrow Shares") were issued in escrow in connection with such acquisition and may be distributed by the Escrow Agent to the Selling Shareholders after a six-month escrow period. The Original Shares and the Escrow Shares are collectively referred to as the "Shares" in this Prospectus.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares being offered by the Selling Shareholders and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The Common Stock is listed on the Nasdaq National Market System. On May 23, 1994, the last reported sale price of the Common Stock of the Company reported on the Nasdaq National Market System was $9.00 per share.



                              ____________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ____________________

                  The date of this Prospectus is May 26, 1994.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, covering the Shares to be sold pursuant to this offering.

    As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission as set forth below. For additional information regarding the Company, the Common Stock and related matters and documents, reference is made to the Registration Statement and exhibits thereto.

    Certain documents previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference." Copies of any documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference therein, are available without charge to any person to whom a Prospectus is delivered upon request to the Secretary, Graphic Industries, Inc., 2155 Monroe Drive, N.E., Atlanta, Georgia 30324 (telephone: (404) 874-3327).

    The Company is subject to the informational and reporting requirements of the Exchange Act, and accordingly files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission, as well as the Registration Statement, are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at certain regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Common Stock is listed on the Nasdaq National Market System, 1735 K Street, N.W., Washington, D.C. 20006.

                                  THE COMPANY

    The Company engages in all aspects of financial and corporate printing, reprographic services, commercial printing, direct mail printing and other graphic communications. It ranks approximately 17th in sales among commercial printing firms in North America. The Company's competitive position has been strengthened in recent years by its substantial capital investments in advanced equipment, including computerized multicolor presses, prepress equipment and laser scanners for color separations.

    The Company has expanded its printing and graphic arts services and its markets through a continuing program of acquisitions of established companies in its industry and through internal growth and development. Since its incorporation in 1970, the Company has grown from a regionally based business with six operating companies to a network of 15 commercial printing companies and a reprographics division with operations in the major U.S. market regions of the Southeast, Northeast, Midwest and Southwest.

    The Company's principal executive offices are located at 2155 Monroe Drive, N.E., Atlanta, Georgia 30324. Its telephone number is (404) 874-3327.


                               RECENT DEVELOPMENT

    On April 29, 1994, the Company acquired Southern Signatures, Inc. ("SSI") pursuant to an Agreement and Plan of Reorganization (the "Reorganization Agreement") dated April 29, 1994 among the Company, SS Acquisition Co., SSI and the shareholders of SSI (the "Selling Shareholders"). Pursuant to the Reorganization Agreement, the Company issued the Shares to the Selling Shareholders (including 23,867 Shares into escrow) and SS Acquisition Co. was merged into SSI. As a result of the acquisition, SSI became a wholly owned subsidiary of the Company.

    The Selling Shareholders acquired 95,470 Original Shares in the acquisition and will receive up to 23,867 Escrow Shares after a six-month period if the conditions to the release of these Shares set forth in the Escrow Agreement are satisfied. The Escrow Shares are being held in escrow for six months to cover potential breaches in the representations and warranties of SSI and the Selling Shareholders in the Reorganization Agreement and certain other matters. In connection with the acquisition, the Company entered into a Registration Agreement with the Selling Shareholders pursuant to which it agreed to register, at its expense, the Original Shares and the Escrow Shares for resale by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the Registration Agreement.


                              SELLING SHAREHOLDERS

    The following table sets forth the name of each Selling Shareholder and the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby. Prior to the offering, each Selling Shareholder beneficially owned less than one percent of the number of shares of Common Stock of the Company outstanding as of the date of this Prospectus (calculated without regard to the shares of Common Stock issuable upon conversion of shares of Class B Common Stock or any of the Company's Convertible Debentures.) Upon completion of the offering, assuming all of the Shares being offered hereby are sold and that no other changes in the Selling Shareholders' beneficial ownership occur prior to completion of this offering, none of the Selling Shareholders will beneficially own any shares of Common Stock of the Company.


                                             No. of Shares Beneficially Owned
  Selling Shareholders                       Prior to Offering and Being Offered
  --------------------                       -----------------------------------
  Brian R. Smith                                          54,503 (1)
  MI Holdings, Inc.                                       35,000 (2)
  Anesthesia Associates of                                29,834 (3)
   Cincinnati Inc. Pension and
   Profit Sharing Plan FBO
   Steven C. Carson
     Total                                               119,337 (4)
                                                         =======

  _______________
  (1)  Includes 43,603 Original Shares and 10,900 Escrow Shares.

  (2)  Includes 28,000 Original Shares and 7,000 Escrow Shares.

  (3)  Includes 23,867 Original Shares and 5,967 Escrow Shares.

  (4)  Includes 95,470 Original Shares and 23,867 Escrow Shares.


                               SALE OF THE SHARES

     The sale of the Shares by the Selling Shareholders may be effected from time to time in transactions in the open market, in negotiated transactions or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The ownership by the Selling Shareholders of the Shares as shown under "Selling Shareholders" above does not necessarily cause the Selling Shareholders to be deemed to be "controlling persons" of the Company within the meaning of the Securities Act and any offer of the Shares for sale should not be construed as a recommendation by any Selling Shareholder of the merits of an investment in the Common Stock.

                                 LEGAL MATTERS

     A legal opinion to the effect that the Shares are legally issued, fully paid and nonassessable has been rendered by Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree, N.E., Atlanta, Georgia 30303.

                                   EXPERTS

     The consolidated financial statements and schedules of the Company appearing or incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended January 31, 1994 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

           (1) The Company's Annual Report on Form 10-K for the year ended January 31, 1994 (Commission File No. 0-12204); and

           (2) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act on Form 8-A, as amended (Commission File No. 0-12204).

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

      Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in this paragraph.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                   _________________________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 1.  Other Expenses of Issuance and Distribution.

   Registration fee to the Securities
    and Exchange Commission............  $   368
   Nasdaq Additional Listing fee.......    2,387
   Accounting fees and expenses........    2,500
   Legal fees and expenses.............    5,000
   Miscellaneous expenses..............      245
            Total......................  $10,500
                                         =======

    The foregoing items, except for the SEC registration fee and the Nasdaq additional listing fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the Shares.

  Item 15.  Indemnification of Directors and Officers.

    Section 14-2-850 et seq. of the Georgia Business Corporation Code and
  Article IX of the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

    The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

  Item 16.  Exhibits.

  3(a)  Amended and Restated Articles of Incorporation. (1)

  3(b)  Bylaws. (2)

  4(a) See Articles V and VI of the Amended and Restated Articles of Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b).

  4(b) Form of Indenture, including Form of Debenture, between the Registrant and the First National Bank of Atlanta. (3)

  5 Opinion of Powell, Goldstein, Frazer & Murphy as to the legality of the securities being registered.

  23(a) Consent of Ernst & Young (see page immediately preceding signature page to this Registration Statement).

  23(b) The consent of Powell, Goldstein, Frazer & Murphy is contained in its opinion filed as Exhibit 5 hereto.

  24    Power of Attorney (see signature page to this Registration Statement).

  ________________________________
  (1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

  (2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

  (3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Regis. No. 33-5277).


  Item 17.  Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not
                  -----------------
  apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Graphic Industries, Inc. for the registration of 119,337 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1994, with respect to the consolidated financial statements and schedules of Graphic Industries, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1994, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young
                                        ERNST & YOUNG



  Atlanta, Georgia
  May 24, 1994

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 24, 1994.

                              GRAPHIC INDUSTRIES, INC.


                              By:  /s/ Mark C. Pope, III
                                   -------------------------------------------
                                   Mark C. Pope, III
                                   Chairman of the Board and Chief Executive
                                   Officer



                              POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints MARK C. POPE, III and MARK C. POPE, IV, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                           Title                     Date
          ---------                           -----                     ----
/s/ Mark C. Pope, III          Chairman of the Board and Chief      May 24, 1994
- -----------------------------  Executive Officer
    Mark C. Pope, III          (Principal Executive Officer)

/s/ Fred Johnson               Chief Financial Officer and          May 24, 1994
- -----------------------------  Treasurer (Principal Financial and
       Fred Johnson            Accounting Officer)



 /s/ Mark C. Pope, IV          President and Director               May 24, 1994
- -----------------------------
       Mark C. Pope, IV

/s/ William A. Wood            Director                             May 24, 1994
- -----------------------------
       William A. Wood

/s/ John R. Pope               Director                             May 24, 1994
- -----------------------------
       John R. Pope

/s/ Clifford M. Kirtland, Jr.  Director                             May 24, 1994
- -----------------------------
  Clifford M. Kirtland, Jr.

/s/ James A. Hatcher           Director                             May 24, 1994
- -----------------------------
      James A. Hatcher

/s/ Ralph N. Strayhorn         Director                             May 24, 1994
- -----------------------------
      Ralph N. Strayhorn

/s/ Warren E. Andrews          Director                             May 24, 1994
- -----------------------------
      Warren E. Andrews

/s/ Carter D. Pope             Director                             May 24, 1994
- -----------------------------
      Carter D. Pope

/s/ Alvan A. Herring, Jr.      Director                             May 24, 1994
- -----------------------------
    Alvan A. Herring, Jr.


                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number     Description                                                     Page
- -------    -----------                                                     ----
3(a)       Amended and Restated Articles of Incorporation. (1)
                                                                           N/A

3(b)       Bylaws. (2)                                                     N/A

4(a)       See Articles V and VI of the Amended and Restated Articles      N/A
           of Incorporation contained in Exhibit 3(a) and Articles II and VII of the Bylaws contained in Exhibit 3(b).

4(b)       Form of Indenture, including Form of Debenture, between the     N/A
           Registrant and First National Bank of Atlanta. (3)

5          Opinion of Powell, Goldstein, Frazer & Murphy as to the
           legality of the securities being registered.                    15

23(a)      Consent of Ernst & Young (see page immediately preceding        11
           signature page to this Registration Statement).


23(b)      The consent of Powell, Goldstein, Frazer & Murphy is contained
           in its opinion filed as Exhibit 5 hereto.                       16

24         Power of Attorney (see signature page to this Registration      12
           Statement).

  _______________________________
(1) Incorporated by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991 (File No. 0-12204).

(2) Incorporated by reference to Exhibit 3(b) of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1992 (File No. 0-12204).

(3) Incorporated by reference to Exhibit 4(b) of the Registrant's Registration Statement on Form S-1 filed on April 30, 1986 (Regis. No. 33-5277).

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